UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 9, 2006

PMA Capital Corporation
________________________
(Exact name of Registrant as specified in its charter)

Pennsylvania	000-22761	22-2217932
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

380 Sentry Parkway Blue Bell, Pennsylvania	19422
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(215) 665-5046

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
ٱ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
ٱ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
ٱ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
ٱ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 9, 2006, the Compensation Committee (the “Committee”) of PMA Capital Corporation’s Board of Directors, approved an increase to the annual cash retainer paid to the members of the Audit Committee. Specifically, the Committee approved an increase in the Non-Executive Chairman’s retainer from $15,000 to $20,000 and an increase in each of the other members' retainers from $7,500 to $10,000.

The Committee also approved a restricted stock award with a value equal to $50,000 to be issued to the Non-Executive Chairman of the Board. The average of the high and low share price on August 9, 2006 was $9.22. As a result, the Committee granted Neal C. Schneider 5,423 shares of restricted stock; the restrictions with respect to such award will lapse on May 9, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PMA Capital Corporation

August 15, 2006	By:	/s/ William E. Hitselberger
	Name:	William E. Hitselberger
	Title:	Executive Vice President and Chief Financial Officer